UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 10, 2024
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard	Seattle	Washington	98188
(Address of Principal Executive Offices)			(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	ALK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This document is also available on our website at http://investor.alaskaair.com

ITEM 7.01. Regulation FD Disclosure

On December 10, 2024, the Company hosted its Investor Day in New York and live via webcast. In conjunction with Investor Day, the Company issued a press release, which is furnished as Exhibit 99.1 to this Form 8-K. Materials used in the Investor Day presentation are furnished as Exhibit 99.2 to this Form 8-K.

Fourth Quarter adjusted earnings per share is now expect to be 40-50 cents, up from our previous guidance of 20-40 cents, primarily due to stronger revenue performance and lower non-operating expense. October and November close-in bookings were strong and November revenue performed better than expected despite Thanksgiving travel return patterns shifting to early December. December revenue is outperforming our previous expectation due to stronger holiday demand. Non-operating expense is lower as we proactively paid down additional debt in the quarter, reducing our overall interest costs.
Capacity is slightly lower than our previous expectations due to challenging weather in the quarter and CASMex is slightly higher due to higher profit-sharing accruals on improved earnings. The rest of our cost structure is performing in line with expectations.
As a result of the fourth quarter improvement, we now expect full year adjusted earnings per share to be $4.25 to $4.50 vs. our previous expectation of $3.50 to $4.50.

	Updated Q4 Expectation	Previous Q4 2024 Expectation
Capacity (ASMs) % change versus 2023	Up ~1.5%	Up 1.5% to 2.5%
CASMex % change versus 2023	Up low double digits	Up high single digits
RASM % change versus 2023	Up mid-to-high single digits	Up mid single digits
Economic fuel cost per gallon	$2.55 to $2.65	$2.55 to $2.65
Non-operating expense	~$45 million	~$50 million
Adjusted earnings per share	$0.40 to $0.50	$0.20 to $0.40

In accordance with General Instruction B.2 of Form 8-K, the information under this item shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of regulation FD.

ITEM 8.01 Other Events

On December 9, 2024, the board of directors of Alaska Air Group approved a share repurchase program authorizing the company to buy back up to $1 billion of its common stock. Under the share repurchase program, the Company intends to repurchase shares using open market stock purchases, negotiated transactions, or through other means in accordance with applicable federal securities laws, including Rule 10b-18 of the Exchange Act. The program will begin after the existing repurchase program is complete.

ITEM 9.01 Financial Statements and Exhibits

As previously disclosed, on December 2, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hawaiian Holdings, Inc., a Delaware corporation, and Marlin Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Alaska (“Merger Sub”). On September 18, 2024, pursuant to the Merger Agreement, Merger Sub merged with and into Hawaiian, with Hawaiian surviving as a wholly owned subsidiary of the Company (the “Merger”). The Company is making available certain unaudited pro forma condensed combined statements of operations for the quarter-to-date periods ending March 31, 2024 and June 30, 2024. This statements are filed as Exhibit 99.3 to this report.

(d) Exhibits

Exhibit 99.1	Press Release
Exhibit 99.2	Investor Day Presentation
Exhibit 99.3	Unaudited pro forma condensed combined financial information of the Company for the quarter-to-date periods ending March 31, 2024 and June 30, 2024.
104	Cover Page Interactive Data File - embedded within the Inline XBRL Document

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: December 10, 2024

/s/ EMILY HALVERSON
Emily Halverson
Vice President Finance and Controller